Exhibit 99.1

OMNIVISION REPORTS FINANCIAL RESULTS FOR

FOURTH QUARTER AND FISCAL 2011

~ Company Reports Record Fiscal Year Revenues and Earnings ~

~ Fourth Quarter Revenues Grow 64.3% Year-Over-Year ~

SANTA CLARA, Calif., — May 26, 2011 — OmniVision Technologies, Inc. (Nasdaq: OVTI), a leading developer of advanced digital imaging solutions, today reported financial results for the fiscal fourth quarter and fiscal year ended April 30, 2011.

Revenues for the fourth quarter of fiscal 2011 were $258.3 million, as compared to $265.7 million in the third quarter of fiscal 2011, and $157.2 million in the fourth quarter of fiscal 2010. GAAP net income attributable to OmniVision Technologies, Inc. in the fourth quarter of fiscal 2011 was $34.0 million, or $0.56 per diluted share, as compared to net income attributable to OmniVision Technologies, Inc. of $44.7 million, or $0.75 per diluted share in the third quarter of fiscal 2011, and $3.5 million, or $0.07 per diluted share in the fourth quarter of fiscal 2010.

Non-GAAP net income attributable to OmniVision Technologies, Inc. in the fourth quarter of fiscal 2011 was $40.8 million, or $0.66 per diluted share. Non-GAAP net income attributable to OmniVision Technologies, Inc. in the third quarter of fiscal 2011 was $51.0 million, or $0.84 per diluted share. Non-GAAP net income attributable to OmniVision Technologies, Inc. in the fourth quarter of fiscal 2010 was $10.0 million, or $0.18 per diluted share. Non-GAAP net income attributable to OmniVision Technologies, Inc. excludes stock-based compensation expenses and the related tax effects. Please refer to the attached schedule for a reconciliation of GAAP net income attributable to OmniVision Technologies, Inc. to non-GAAP net income attributable to OmniVision Technologies, Inc. for the three months and fiscal year ended April 30, 2011 and 2010 and for the three months ended January 31, 2011.

Revenues for the fiscal year ended April 30, 2011 were $956.5 million, as compared to $603.0 million in fiscal 2010. GAAP net income attributable to OmniVision Technologies, Inc. for fiscal 2011 was $124.5 million, or $2.11 per diluted share, as compared to GAAP net income attributable to OmniVision Technologies, Inc. for fiscal 2010 of $6.7 million, or $0.13 per diluted share.

Non-GAAP net income attributable to OmniVision Technologies, Inc. for fiscal 2011 attributable to OmniVision Technologies, Inc. was $148.4 million, or $2.49 per diluted share.

Non-GAAP net income for fiscal 2010 attributable to OmniVision Technologies, Inc. was $31.3 million, or $0.59 per diluted share.

Gross margin for the fourth quarter of fiscal 2011 was 30.7%, as compared to 29.8% for the third quarter of fiscal 2011 and 24.9% for the fourth quarter of fiscal 2010. The sequential increase in fourth quarter gross margin reflected the favorable impact of an increase in the proportion of sales of premium products within each product resolution category.

The Company ended the period with cash, cash equivalents and short-term investments totaling $466.9 million, a decline of $32.0 million from the previous quarter. The decrease reflects, in part, a $58.5 million payment to Eastman Kodak Company in March 2011 for the purchase of image sensor-related patents and patent applications.

“In the fourth quarter, we met the high end of our guidance on our key financial metrics. This was another strong quarter to close a remarkable year for the Company, a year in which OmniVision revenues approached $1 billion,” said Shaw Hong, chief executive officer of OmniVision Technologies, Inc.  “Underlying OmniVision’s success is our ability to deliver high-performance image sensors for Tier-One customers across diverse and growing markets. We anticipate that our continued focus on innovation using our advanced OmniBSI-2™ architectures will enable OmniVision to maintain its technological leadership and achieve its financial objectives.”

“Further, I am pleased to announce the addition of Hasan Gadjali to the OmniVision management team,” continued Hong. “Hasan has re-joined the company as Vice President of Worldwide Marketing and Business Development. In his previous role with OmniVision, Hasan led our business unit that focused on emerging markets. I expect that his knowledge of our company will be an immediate asset to OmniVision.”

Outlook

Based on current trends, the Company expects fiscal first quarter 2012 revenues will be in the range of $265 million to $285 million and GAAP net income per share attributable to OmniVision Technologies, Inc. common stockholders will be between $0.55 and $0.68 per diluted share. Excluding the estimated expense and related tax effects associated with stock-based compensation, the Company expects its non-GAAP net income per share attributable to OmniVision Technologies, Inc. common stockholders will be between $0.64 and $0.77 per diluted share. Refer to the table below for a reconciliation of GAAP to non-GAAP net income.

Conference Call

OmniVision Technologies will host a conference call today at 5:00 p.m. Eastern time to discuss these results further. This conference call can be accessed via a webcast at www.ovt.com. The call can also be accessed by dialing 800-215-2410 (domestic) or 617-597-5410 (international) and entering passcode 90469368.

A replay of the call will remain available at www.ovt.com for approximately twelve months. A replay of the call will also be available for one week beginning approximately one hour after the conclusion of the call. To access the replay, dial 888-286-8010 (domestic) or 617-801-6888 (international) and enter passcode 58406642.

About OmniVision

OmniVision Technologies, Inc. is a leading developer of advanced digital imaging solutions. Its CameraChip™ and CameraCube™ products using CameraCube™, OmniBSI™, OmniBSI-2™, OmniPixel®, OmniPixel2™, OmniPixel3™ and OmniPixel3-HS™ technologies are highly integrated, single-chip CMOS image sensors for consumer and commercial applications including mobile phones, notebooks, tablets and webcams, entertainment devices, security and surveillance systems, digital still and video cameras, automotive and medical imaging systems. Additional information is available at www.ovt.com.

Safe Harbor Statement

Certain statements in this press release, including statements relating to our ability to maintain technological leadership and our financial objectives and our expectations regarding revenues and earnings per share for the three months ending July 31, 2011 are forward-looking statements. These forward-looking statements are based on management’s current expectations, and certain factors could cause actual results to differ materially from those in the forward-looking statements. These factors include, without limitation, our ability to maintain and increase sales to current key customers and end-users of our products; the impact of general economic conditions; the Company’s ability to accurately forecast customer demand for its products; fluctuations of wafer manufacturing yields, manufacturing capacity and other manufacturing processes; the potential loss of one or more key customers or distributors; the continued growth and development of current markets and the emergence of new markets in which the Company sells, or may sell, its products; competition in current and emerging markets for image sensor products, including pricing pressures that could result from competition; fluctuations in sales mix and average selling prices; the Company’s ability to obtain design wins from various image sensor device manufacturers including manufacturers of mobile phone, laptops and personal computers, digital still cameras and automobile manufacturers; the market acceptance of products into which the Company’s products are designed; the development, production, introduction and marketing of new products and technology; the acceptance of the Company’s products in such current and new markets; the Company’s strategic investments and relationships, and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings and reports, including, but not limited to, the Company’s most recent Annual Report on Form 10-K and recent Quarterly Reports on Form 10-Q. The Company expressly disclaims any obligation to update information contained in any forward-looking statement.

Use of Non-GAAP Financial Information

To supplement the reader’s overall understanding both of its reported results presented in accordance with U.S. generally accepted accounting principles (“GAAP”) and its outlook, the Company also presents non-GAAP measures of net income and net income  per share which are adjusted from results based on GAAP. In particular, the Company excludes stock-based compensation expense and the related tax effects. The non-GAAP financial measures which the Company discloses also exclude the effects of stock-based compensation on the number of basic and diluted common shares used in calculating non-GAAP basic and diluted net income per share. The Company provides these non-GAAP financial measures to enhance an investor’s overall understanding of its current financial performance and to assess its prospects for the future. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with its GAAP results and the accompanying reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting the Company’s business. The economic basis for the Company’s decision to use non-GAAP financial measures is that the adjustments to net income did not reflect the on-going relative strength of the Company’s performance. The Company’s objective is to minimize any confusion in the financial markets by providing non-GAAP net income and non-GAAP net income per share measurements and disclosing the related components. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP.

The Company uses non-GAAP financial measures for internal management purposes to conduct and evaluate its business, when publicly providing its business outlook and to facilitate period-to-period comparisons. The Company views non-GAAP net income per share as a primary indicator of the profitability of its underlying business. In addition, because stock-based compensation is a non-cash expense and is offset in full by a credit to paid-in capital, it has no effect on total stockholders’ equity. As the calculation of non-GAAP financial measures differ between companies, the non-GAAP financial measures used by the Company may not be comparable to similarly titled measures used by other companies. Other than stock-based compensation, these differences may cause the Company’s non-GAAP measures to not be directly comparable to other companies’ non-GAAP measures. Although these non-GAAP financial measures adjust cost, expenses and basic and diluted share items to exclude the accounting treatment of stock-based compensation, they should not be viewed as a non-GAAP presentation reflecting the elimination of the underlying stock-based compensation programs. Thus, the Company’s non-GAAP presentations are not intended to present, and should not be used, as a basis for assessing what its operating results might be if it were to eliminate its stock-based compensation programs. The Company compensates for these limitations by providing full disclosure of the net income attributable to OmniVision Technologies, Inc. and net income per share attributable to OmniVision Technologies, Inc. common stockholders on a basis prepared in accordance with GAAP to enable investors to consider net income attributable to OmniVision Technologies, Inc. and net income per share attributable to OmniVision Technologies, Inc. common stockholders determined under GAAP as well as on an adjusted basis, and perform their own analysis, as appropriate. As a result of the foregoing limitations, the Company does not use, nor does the Company intend to use, the non-GAAP financial measures when assessing the Company’s performance against that of other companies.

Estimating stock-based compensation expense and the related tax effects for a future period is subject to inherent risks and uncertainties, including but not limited to the price of the Company’s stock, stock market volatility, expected option life, risk-free interest rates, and the number of option exercises and sales during the quarter.

OMNIVISION TECHNOLOGIES, INC.

RECONCILIATION OF GUIDANCE FOR GAAP NET INCOME PER DILUTED SHARE

TO PROJECTED NON-GAAP NET INCOME PER DILUTED SHARE

(unaudited)

	Three Months Ending July 31, 2011
	GAAP Range of Estimates				Non-GAAP Range of Estimates
	From	To	Adjustment		From	To
Net income per share attributable to OmniVision Technologies, Inc. common stockholders	$0.55	$0.68	$0.09	(1)	$0.64	$0.77

(1)       Reflects estimated adjustment for expense and related tax effects associated with stock-based compensation.

OMNIVISION TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

(unaudited)

	April 30,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$379,379	$234,023
Short-term investments	87,505	99,555
Accounts receivable, net of allowances for doubtful accounts and sales returns	142,606	74,261
Inventories	106,873	133,993
Prepaid and deferred income taxes	4,937	1,990
Prepaid expenses and other current assets	9,671	9,380
Total current assets	730,971	553,202
Property, plant and equipment, net	115,446	121,547
Long-term investments	104,616	92,121
Goodwill	1,122	439
Intangibles, net	69,892	4,891
Other long-term assets	12,111	25,493
Total assets	$1,034,158	$797,693
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$102,519	$85,487
Accrued expenses and other current liabilities	25,483	19,506
Deferred revenues, less cost of revenues	16,594	10,661
Current portion of long-term debt	4,323	4,286
Total current liabilities	148,919	119,940
Long-term liabilities:
Long-term income taxes payable	87,526	90,626
Non-current portion of long-term debt	41,916	45,428
Other long-term liabilities	4,472	4,727
Total long-term liabilities	133,914	140,781
Total liabilities	282,833	260,721

Equity:
OmniVision Technologies, Inc. stockholders’ equity:
Common stock, $0.001 par value; 100,000 shares authorized; 70,515 shares issued and 57,974 outstanding at April 30, 2011 and 64,616 shares issued and 52,075 outstanding at April 30, 2010, respectively	71	65
Additional paid-in capital	533,776	441,077
Accumulated other comprehensive income	1,426	870
Treasury stock, 12,541 at April 30, 2011 and 2010, respectively	(178,683)	(178,683)
Retained earnings	394,735	270,253
Total OmniVision Technologies, Inc. stockholders’ equity	751,325	533,582
Noncontrolling interest	—	3,390
Total equity	751,325	536,972
Total liabilities and equity	$1,034,158	$797,693

OMNIVISION TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Year Ended
	April 30,		April 30,
	2011	2010	2011	2010
Revenues	$258,268	$157,152	$956,476	$602,991
Cost of revenues	178,866	117,978	678,459	457,646
Gross profit	79,402	39,174	278,017	145,345

Operating expenses:
Research, development and related	24,284	19,612	88,519	77,311
Selling, general and administrative	18,303	15,593	62,817	61,549
Amortization of acquired patent portfolio	774	—	774	—
Total operating expenses	43,361	35,205	152,110	138,860

Income from operations	36,041	3,969	125,907	6,485
Interest expense, net	(198)	(181)	(1,150)	(774)
Other income, net	1,078	903	3,918	4,575
Income before income taxes	36,921	4,691	128,675	10,286

Provision for income taxes	2,962	1,267	4,225	3,883
Net income	33,959	3,424	124,450	6,403
Net loss attributable to noncontrolling interest	—	(122)	(32)	(321)
Net income attributable to OmniVision Technologies, Inc	$33,959	$3,546	$124,482	$6,724

Net income per share attributable to OmniVision Technologies, Inc. common stockholders:
Basic	$0.59	$0.07	$2.25	$0.13
Diluted	$0.56	$0.07	$2.11	$0.13

Shares used in computing net income per share attributable to OmniVision Technologies, Inc. common stockholders:
Basic	57,674	51,711	55,324	51,080
Diluted	60,939	53,949	59,106	52,689

OMNIVISION TECHNOLOGIES, INC.

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Year Ended		Three Months Ended
	April 30,		April 30,		January 31,
	2011	2010	2011	2010	2011
GAAP net income attributable to OmniVision Technologies, Inc.	$33,959	$3,546	$124,482	$6,724	$44,718
Add:
Stock-based compensation in cost of revenues	438	520	1,965	2,710	472
Stock-based compensation in research, development and related expenses	2,149	2,480	9,555	10,233	2,350
Stock-based compensation in selling, general and administrative expenses	2,165	2,242	8,326	10,524	2,015
Decrease in provision for income taxes without the effect of stock-based compensation	2,075	1,246	4,074	1,094	1,435
Non-GAAP net income attributable to OmniVision Technologies, Inc.	$40,786	$10,034	$148,402	$31,285	$50,990

GAAP provision for (benefit from) income taxes	$2,962	$1,267	$4,225	$3,883	$(2,608)
Decrease in provision for income taxes without the effect of stock-based compensation	2,075	1,246	4,074	1,094	1,435
Non-GAAP provision for (benefit from) income taxes	$887	$21	$151	$2,789	$(4,043)

Non-GAAP net income per share attributable to OmniVision Technologies, Inc. common stockholders:
Basic	$0.71	$0.19	$2.68	$0.61	$0.91
Diluted	$0.66	$0.18	$2.49	$0.59	$0.84

Shares used in computing non-GAAP net income per share attributable to OmniVision Technologies, Inc. common stockholders:
Basic	57,674	51,711	55,324	51,080	56,174
Diluted	61,479	54,588	59,664	53,002	60,634

Contact Information

Investor Relations:

Brian M. Dunn

OmniVision Technologies, Inc.

Ph: 408.653.3263